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                                                                    EXHIBIT 23.2

           [LETTERHEAD OF BUCHANAN INGERSOLL PROFESSIONAL CORPORATION]


                                        February 20, 1996


Information Transmission Systems Corp.
375 Valley Brook Road
McMurray, PA   15317


Ladies and Gentlemen:


     Reference is made to the Registration Statement on Form S-4, File No. 333-751 (the "Registration Statement") of ADC Telecommunications, Inc. ("ADC"), a Minnesota corporation, relating to the merger of Pittsburgh Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of ADC, with and into Information Transmission Systems Corp. ("ITS"), a Pennsylvania corporation.

     We have participated in the preparation of the discussion set forth under the heading "THE MERGER--Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus that is part of the Registration Statement and hereby consent to the use of this opinion as Exhibit 8 to the Registration Statement and to the reference to our firm under such heading and under the heading "Legal Matters."


                              Very truly yours,


                              /s/ BUCHANAN INGERSOLL
                                  PROFESSIONAL CORPORATION